EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report dated April 26, 2004, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-42005, 33-42006, 33-70932, 33-70934, 33-80652, 333-61453,333-61455, 333-60020 and 333-62598. It
should be noted that we have not audited any financial statements of the Company subsequent to March 29, 2003 or performed any audit procedures subsequent to the date of our report.


                                                        S/ERNST & YOUNG LLP

Boston, Massachusetts
June 8, 2004